Exhibit 24.1

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sterling K. Ainsworth and Gordon H. Link, Jr., and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign the Annual Report on Form 10-K for NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company") for its year ended December 31, 1998, and all amendments thereto, and a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 in connection with the issuance and sale by the "Company, of shares of the Company's Common Stock, par value $.0075 per share ("Common Stock"), and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.


Date:   March 30, 1999                             /s/ Sterling K. Ainsworth
                                                   -----------------------------
                                                       Sterling K. Ainsworth

Date:   March 30, 1999                             /s/ Leonard P. Shaykin
                                                   -----------------------------
                                                       Leonard P. Shaykin

Date:                                              -----------------------------
                                                   Gordon H. Link, Jr.

Date:   March 30, 1999                             /s/ Patricia A. Pilia
                                                   -----------------------------
                                                   Patricia A. Pilia

Date:   March 30, 1999                             /s/ Arthur D. Hayes, Jr.
                                                   -----------------------------
                                                   Arthur D. Hayes, Jr.

Date:   March 30, 1999                             /s/ Mark B. Hacken
                                                   -----------------------------
                                                   Mark B. Hacken

Date:   March 30, 1999                             /s/  Stanley Knowlton
                                                   -----------------------------
                                                   Stanley Knowlton

Date:   March 29, 1999                             /s/  Seth Rudnick
                                                   -----------------------------
                                                   Seth Rudnick

Date:                                              -----------------------------
                                                   Robert L. Poley